UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: April 26, 2011

(Date of earliest event reported)

INTERNATIONAL BUSINESS MACHINES CORPORATION

(Exact name of registrant as specified in its charter)

New York	1-2360	13-0871985
(State of Incorporation)	(Commission File Number)	(IRS employer Identification No.)

ARMONK, NEW YORK	10504
(Address of principal executive offices)	(Zip Code)

914-499-1900

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.   Submission of Matters to a Vote of Security Holders.

IBM held its Annual Meeting of Stockholders on April 26, 2011.  For more information on the following proposals, see the company’s proxy statement dated March 7, 2011, the relevant portions of which are incorporated herein by reference.  Below are the final voting results.

(1)        The stockholders elected each of the twelve nominees to the Board of Directors for a one-year term by a majority of the votes cast:

DIRECTOR	FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
A.J.P. Belda	688,283,072	92,151,261	4,494,497	176,388,690
W.R. Brody	772,903,209	7,788,772	4,243,745	176,388,690
K.I. Chenault	758,052,716	22,487,059	4,394,552	176,388,690
M.L. Eskew	661,067,353	119,290,199	4,567,576	176,388,690
S.A. Jackson	702,987,274	75,106,351	6,842,625	176,388,690
A.N. Liveris	702,441,131	77,702,397	4,789,013	176,388,690
W.J. McNerney, Jr.	758,284,625	22,300,781	4,339,887	176,388,690
J.W. Owens	772,747,802	7,521,763	4,664,727	176,388,690
S.J. Palmisano	753,412,193	27,454,417	4,059,299	176,388,690
J.E. Spero	772,494,503	8,144,526	4,287,656	176,388,690
S. Taurel	757,904,239	22,632,463	4,397,794	176,388,690
L.H. Zambrano	715,835,149	64,659,215	4,441,057	176,388,690

(2)        The stockholders ratified the appointment of PricewaterhouseCoopers LLP as the Independent Registered Public Accounting Firm for the company:

For	940,445,749
Against	17,019,021
Abstain	3,850,883

(3)        Advisory Vote on Executive Compensation:

For	723,045,452	93.02%
Against	54,238,061	6.98%
Abstain	7,649,300
Broker Non-Votes	176,388,690

(4)        Advisory Vote Regarding Frequency of Advisory Vote on Executive Compensation:

1 Year	454,753,545	58.46%
2 Years	21,247,907	2.73%
3 Years	301,846,340	38.81%
Abstain	7,079,824
Broker Non-Votes	176,388,690

(5)        Stockholder Proposal on Cumulative Voting:

For	216,764,348	27.91%
Against	559,923,433	72.09%
Abstain	8,231,207
Broker Non-Votes	176,388,690

(6)        Stockholder Proposal to Review Political Contributions Policy:

For	205,894,754	31.36%
Against	450,689,795	68.64%
Abstain	128,342,081
Broker Non-Votes	176,388,690

(7)        Stockholder Proposal on Lobbying:

For	183,080,935	28.50%
Against	459,321,406	71.50%
Abstain	142,526,031
Broker Non-Votes	176,388,690

IBM’s web site (www.ibm.com) contains a significant amount of information about IBM, including financial and other information for investors (www.ibm.com/investor/).  IBM encourages investors to visit its various web sites from time to time, as information is updated and new information is posted.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: April 28, 2011

	By:	/s/ Andrew Bonzani
Andrew Bonzani
Vice President,
Assistant General Counsel &
Secretary